Exhibit I

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Royalty Pharma plc, a company formed under the jurisdictions of England and Wales, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: July 29, 2024
MARIO GERMANO GIULIANI

By:	/s/ Achille G. Severgnini, Attorney-in-Fact

SKYELINE MANAGEMENT LTD
By: GISEV (Suisse) SA, Corporate Director to GS Corporate Ltd., which is corporate director to Skyeline Management Ltd.

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director of GISEV (Suisse) SA

AVARA MANAGEMENT LTD
By: GISEV (Suisse) SA, Corporate Director to GS Corporate Ltd., which is corporate director to Avara Management Ltd.

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director of GISEV (Suisse) SA

MGG STRATEGIC SICAF SIF S.A. – MGG Strategic

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

MGG STRATEGIC SICAF SIF S.A.

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

GG 1978 SICAF SIF S.A. – GG STRATEGIC

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

GG 1978 SICAF SIF S.A.

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

GISEV TRUSTEES LIMITED

By:	/s/ Karen Higgins
Name:	Karen Higgins
Title:	Director

By:	/s/ Alison Wyser
Name:	Alison Wyser
Title:	Director

R & H TRUST CO. (GUERNSEY) LIMITED

By:	/s/ Karen Higgins
Name:	Karen Higgins
Title:	Director

By:	/s/ Alison Wyser
Name:	Alison Wyser
Title:	Director

ACHILLE G. SEVERGNINI

/s/ Achille G. Severgnini